UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2025

PACTIV EVERGREEN INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39528	88-0927268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 W. Field Court
Lake Forest, Illinois		60045
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 847 482-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	PTVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On April 1, 2025 (the “Closing Date”), pursuant to the previously announced Agreement and Plan of Merger, dated as of December 9, 2024 (as amended or otherwise modified from time to time, the “Merger Agreement”), by and among Pactiv Evergreen Inc., a Delaware corporation (the “Company”), Novolex Holdings, LLC, a Delaware limited liability company (“Novolex”), and Alpha Lion Sub, Inc., a Delaware corporation and wholly owned subsidiary of Novolex (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Novolex (the Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation”).

Item 1.01. Entry into a Material Definitive Agreement.

On the Closing Date, Clydesdale Acquisition Holdings, Inc., the parent of Novolex (“Clydesdale”), Wilmington Trust, National Association (the “Trustee”), the Company, certain of the Company’s subsidiaries (together with the Company, the “Company Guarantors”) and certain subsidiary guarantors of Clydesdale (the “Clydesdale Guarantors,” and together with the Company Guarantors, the “Subsidiary Guarantors”) entered into that certain Supplemental Indenture to that certain Indenture, dated as of the Closing Date, among Clydesdale and the Trustee (the “2032 Notes Indenture”), governing Clydesdale’s issuance of 6.750% Senior Secured Notes due in 2032 with an initial aggregate principal amount of $1,415 million (the “2032 Notes”), pursuant to which the Company and the other Subsidiary Guarantors agreed to guarantee Clydesdale’s obligations under the 2032 Notes Indenture and the 2032 Notes. The 2032 Notes and the related guarantees are secured by a first-priority lien on substantially all of the assets of Clydesdale and the Subsidiary Guarantors (subject to certain exclusions and exceptions). The 2032 Notes Indenture and the 2032 Notes include restrictive covenants, events of default and other provisions that are customary for obligations of this type.

Additionally, on the Closing Date, the Company Guarantors entered into that certain (i) Supplemental Indenture to that certain Indenture, among Clydesdale, the Clydesdale Guarantors and the Trustee, governing Clydesdale’s issuance of 6.625% Sustainability-Linked Senior Secured notes due 2029 with an initial aggregate principal amount of $500,000,000 (the “2029 Notes”), (ii) Supplemental Indenture to that certain Indenture among Clydesdale, the Clydesdale Guarantors and the Trustee, governing Clydesdale’s issuance of 6.875% Senior Secured Notes due 2030 with an initial aggregate principal amount of $500,000,000 (the “2030 Senior Secured Notes”) and (iii) Supplemental Indenture, among Clydesdale, the Clydesdale Guarantors and the Trustee, governing Clydesdale’s issuance of 8.750% Sustainability-Linked Senior Notes due 2030 with an initial aggregate principal amount of $1,110,000,000 (the “2030 Senior Notes”), together with the 2029 Notes and the 2030 Senior Secured Notes, the “Existing Clydesdale Notes”), pursuant to which the Company Guarantors agreed to guarantee Clydesdale’s obligations under the Existing Clydesdale Notes. The 2030 Senior Secured Notes and the 2030 Senior Notes and the related guarantees are secured by a first-priority lien on substantially all of the assets of Clydesdale and the Subsidiary Guarantors (subject to certain exclusions and exceptions). The Existing Clydesdale Notes include restrictive covenants, events of default and other provisions that are customary for obligations of this type.

On the Closing Date, the Company Guarantors entered into that certain Supplement No. 1, dated as of the Closing Date, to the Subsidiary Guarantee Agreement, dated as of April 13, 2022 (as amended, restated, supplemented or otherwise modified from time to time), among Clydesdale, the Subsidiary Guarantors from time to time party thereto and UBS AG, Stamford Branch, as administrative agent (in such capacity, the “Administrative Agent”), pursuant to which each Company Guarantor agreed to guarantee Clydesdale’s obligations under that certain First Lien Credit Agreement, dated as of April 13, 2022 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Clydesdale Credit Agreement”), among Clydesdale Intermediate, Inc. (“Holdings”), Clydesdale, the lenders from time to time party thereto and the Administrative Agent. Additionally, on the Closing Date, the Company Guarantors entered into that certain Supplement No. 1, dated as of the Closing Date, to the Collateral Agreement, dated as of April 13, 2022 (as amended, restated, supplemented or otherwise modified from time to time), among Clydesdale, the Subsidiary Guarantors from time to time party thereto, Wilmington Trust, National Association, as collateral agent, and the Administrative Agent, pursuant to which each Company Guarantor agreed to provide a first-priority lien onsubstantially all of its assets (subject to certain exclusions and exceptions) in order to secure the obligations of Clydesdale, Holdings and the Subsidiary Guarantors under, as applicable, the Clydesdale Credit Agreement, the 2029 Notes, the 2030 Senior Secured Notes and the 2032 Notes.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference into this Item 1.02.

Concurrently with the closing of the Merger, (i) the Company repaid all outstanding indebtedness under the Fourth Amended and Restated Credit Agreement, dated as of August 5, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Pactiv Credit Agreement”), by and among Pactiv Evergreen Group Holdings Inc., Pactiv LLC, Evergreen Packaging LLC, the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent, (ii) the Existing Pactiv Credit Agreement and the obligations thereunder were terminated and (iii) all related liens and guarantees were released, in each case in accordance with the terms of the Existing Pactiv Credit Agreement.

Also, concurrently with the closing of the Merger, the Company and Packaging Finance Limited (“PFL”) terminated (i) the Registration Rights Agreement, dated as of September 21, 2020, by and between the Company and PFL, and (ii) the Stockholders Agreement, dated as of September 21, 2020, by and between the Company and PFL.

In connection with the consummation of the Merger, as previously disclosed, on March 19, 2025, Pactiv Evergreen Group Issuer Inc. (f/k/a Reynolds Group Issuer Inc.) and Pactiv Evergreen Group Issuer LLC (f/k/a Reynolds Group Issuer LLC) (collectively, the “Notes Issuers”), each a wholly owned subsidiary of the Company, caused to be delivered to the holders of the Notes Issuers’ 4.000% Senior Secured Notes due 2027 (the “2027 Notes”) and 4.375% Senior Secured Notes due 2028 (the “2028 Notes” and, together with the 2027 Notes, the “Existing Pactiv Notes”), in each case, a notice of conditional full redemption (each, a “Notice”) relating to the conditional redemption of all of the issued and outstanding Existing Pactiv Notes of such series, pursuant to, in the case of the 2027 Notes, that certain Indenture, dated as of October 1, 2020, by and among the Notes Issuers, each of the guarantors party thereto from time to time, Wilmington Trust, National Association, as trustee (the “Notes Trustee”), and The Bank of New York Mellon, as collateral agent (the “Collateral Agent”), as supplemented by the Second Supplemental Indenture, dated as of October 13, 2021 (as so supplemented, the “2027 Notes Indenture”), and, in the case of the 2028 Notes, that certain Indenture, dated as of September 24, 2021, by and among the Notes Issuers, each of the guarantors party thereto from time to time, the Notes Trustee, as trustee, and the Collateral Agent, as collateral agent, as supplemented by the First Supplemental Indenture, dated as of October 13, 2021 (as so supplemented, together with the 2027 Notes Indenture, the “Existing Pactiv Notes Indentures”). Each Notice provided that the Notes Issuers intended to conditionally redeem the entire outstanding aggregate principal amount of the applicable series of Existing Pactiv Notes on April 1, 2025, for the applicable redemption price provided for in the applicable Existing Pactiv Notes Indenture, conditioned upon the consummation of the Merger. On April 1, 2025, following deposit of the applicable redemption price and other applicable amounts with the Notes Trustee, the obligations of the Notes Issuers, the Company and the other guarantors under the applicable Existing Pactiv Notes Indenture and the applicable series of Existing Pactiv Notes were paid in full and terminated, and the security interests in the collateral for the benefit of the Existing Pactiv Notes were released.

Also, concurrently with the closing of the Merger, Pactiv LLC caused to be delivered to the holders of its 8.375% Debentures due 2027 (the “Debentures”) a notice of redemption relating to the redemption on May 1, 2025 (the “Redemption Date”) of all of the issued and outstanding Debentures, pursuant to that certain Indenture, dated as of September 29, 1999, by and between Pactiv LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Debentures Trustee”), as supplemented by the Fifth Supplemental Indenture, dated as of November 4, 1999 (as so supplemented, the “Debentures Indenture”), for the redemption price provided for in the Debentures Indenture. Pactiv LLC satisfied and discharged such Debentures through the irrevocable deposit with the Debentures Trustee, on April 1, 2025, of the amount of funds required to redeem such Debentures plus all other sums payable under the Debentures Indenture by Pactiv LLC on the Redemption Date.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Item 5.01, Item 5.02 and Item 5.03 of this Current Report is incorporated by reference into this Item 2.01.

At the effective time of the Merger on the Closing Date (the “Effective Time”) and pursuant to the terms and subject to the conditions of the Merger Agreement, each share of common stock of the Company, par value $0.001 per share (each, a “Share”), issued and outstanding as of immediately prior to the Effective Time (other than any Shares (i) held in the treasury of the Company, (ii) owned, directly or indirectly, by Novolex or Merger Sub, (iii) owned, directly or indirectly, by any wholly owned subsidiary of the Company or (iv) held by any holder or beneficially owned by a beneficial owner who had properly demanded appraisal of such Shares pursuant to Section 262 of the General Corporation Law of the State of Delaware) was converted automatically into the right to receive $18.00 in cash, without interest (the “Merger Consideration”). Novolex and Clydesdale have obtained equity financing and debt financing commitments, respectively, for the purpose of financing the aggregate Merger Consideration of approximately $2,750 million and other related fees and expenses.

Additionally, at the Effective Time, by virtue of the Merger:

•
Each restricted stock unit granted pursuant to the Company’s Amended and Restated Equity Incentive Plan (the “Company Stock Plan”) that vested based solely on continued service (each, a “Company RSU”), whether vested or unvested, that was outstanding immediately prior to the Effective Time, was canceled in exchange for a right to receive, as soon as practicable after the closing of the Merger, an amount in cash (without interest, and subject to deduction for any required tax withholding) equal to the product of (i) the Merger Consideration and (ii) the number of Shares subject to such Company RSU (including, for the avoidance of doubt, any “dividend shares” accrued thereon as contemplated by the applicable award agreement governing such Company RSU).

•
Each performance share unit granted pursuant to the Company Stock Plan (each, a “Company PSU”) that was outstanding immediately prior to the Effective Time was canceled in exchange for a right to receive, as soon as practicable after the closing of the Merger, an amount in cash (without interest, and subject to deduction for any required tax withholding) equal to the product of (i) the Merger Consideration and (ii) the number of Shares to which the holder of such Company PSU would have been entitled upon settlement thereof assuming satisfaction of the associated performance goals at 132% of target achievement, in the case of Company PSUs granted in 2023, and at 100% of target achievement, in the case of Company PSUs granted in 2024 (including, for the avoidance of doubt, any “dividend shares” accrued thereon as contemplated by the applicable award agreement governing such Company PSU).

The foregoing description of the Merger and the other transactions contemplated by the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 9, 2024, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 and Item 1.02 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and in Item 2.01, Item 5.01 and Item 5.03 of this Current Report is incorporated by reference into this Item 3.01.

In connection with the completion of the Merger, on the Closing Date, the Company notified the Nasdaq Stock Market LLC (“Nasdaq”) that the Merger had been completed and requested that Nasdaq suspend trading of the Shares on Nasdaq prior to the opening of trading on the Closing Date. In addition, the Company requested that Nasdaq file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the Shares from Nasdaq.

After the Form 25 becomes effective, the Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act requesting the deregistration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Item 1.02, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report is incorporated by reference into this Item 3.03.

As a result of the consummation of the Merger, at the Effective Time, the holders of Shares immediately prior to such time (except as described in Item 2.01 of this Current Report) ceased to have any rights as stockholders of the Company (other than their right to receive the Merger Consideration pursuant to the terms of the Merger Agreement).

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note and in Item 2.01, Item 3.01, Item 5.02 and Item 5.03 of this Current Report is incorporated by reference into this Item 5.01. Novolex obtained the funds necessary to fund the Merger through (i) the issuance of the 2032 Notes, (ii) the issuance of new term loans under the Clydesdale Credit Agreement, (iii) cash on hand and (iv) equity contributions, including from affiliates of funds managed by affiliates of Apollo Global Management, Inc., an affiliate of Canada Pension Plan Investment Board and certain co-investors.

As a result of the consummation of the Merger, the Company became a wholly owned subsidiary of Novolex.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report is incorporated by reference into this Item 5.02.

Effective as of the Effective Time, (i) each of LeighAnne G. Baker, Duncan J. Hawkesby, Allen P. Hugli, Michael J. King, Linda K. Massman, Rolf Stangl and Felicia Thornton resigned from his or her respective position as a member of the Company’s Board of Directors, and any committee thereof, (ii) Daniel L. Rikard, the sole director of Merger Sub, became the sole director of the Company, (iii) Mr. Rikard resigned from his position as a member of the Company’s Board of Directors, (iv) Stanley Bikulege was appointed as the sole director of the Company, (v) Michael J. King resigned as President and Chief Executive Officer and principal executive officer of the Company, (vi) Jonathan H. Baksht resigned as Chief Financial Officer, principal financial officer and principal accounting officer of the Company, (vii) Chandra J. Mitchell resigned as Chief Legal Officer and Secretary of the Company, (viii) Stanley Bikulege was appointed as President and Chief Executive Officer of the Company, (ix) Dennis Norman was appointed as Vice President and Chief

Financial Officer of the Company and (x) Daniel L. Rikard was appointed as Vice President, General Counsel and Secretary of the Company. The resignations referred to in clauses (i) and (iii) were not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report is incorporated by reference into this Item 5.03.

Pursuant to the terms of the Merger Agreement, at the Effective Time and by virtue of the Merger, the Company’s Amended and Restated Certificate of Incorporation, as amended, and its Amended and Restated Bylaws, as in effect immediately prior to the Effective Time, were each further amended and restated in their entirety, to read as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*

Agreement and Plan of Merger, dated as of December 9, 2024, by and among Pactiv Evergreen Inc., Novolex Holdings, LLC and Alpha Lion Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 9, 2024).

3.1	Amended and Restated Certificate of Incorporation of Pactiv Evergreen Inc., dated April 1, 2025.
3.2	Amended and Restated Bylaws of Pactiv Evergreen Inc., dated April 1, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Schedules or exhibits omitted pursuant to item 601(a)(5) of Regulation S-K, as may be applicable. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2025

PACTIV EVERGREEN INC.

By:	/s/ Daniel L. Rikard
Daniel L. Rikard
Vice President, General Counsel and Secretary